UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 21, 2012

CHINA SHEN ZHOU MINING & RESOURCES, INC .

(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-8890-6927

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 21, 2012, China Shen Zhou Mining & Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with a certain institutional Investors (the “Investors”), pursuant to which the Company will offer up to an aggregate of $10 million of Series A Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”) and warrants (the “Warrants”) to purchase approximately 1,960,785 shares of common stock of the Company, par value $0.001 per share (such offer being the “Offering”). Under the SPA, the Investors may purchase up to an aggregate of 10,000 shares of Preferred Stock in the Offering. The Offering was effected as a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-171243), which became effective on January 7, 2011, pursuant to a prospectus supplement to be filed with the U.S. Securities and Exchange Commission. FT Global Capital, Inc. acted as the sole placement agent for the transaction.

The Company will issue the Preferred Stock and Warrants in in two $5 million tranches.. Upon the closing of the first tranche on or about Monday, March 26, 2012, the Investors will purchase $5.0 million of newly issued Preferred Stock and related Warrants. Each of the initial purchasers, at their option, may purchase their allocation of Preferred Stock in the second tranche by delivery of written notice to the Company at any time prior to the first anniversary of the initial closing date. Subject to the satisfaction of certain conditions, the Company may force the initial purchasers to purchase the Preferred Stock in the second tranche at any time after the satisfaction of such conditions and prior to the four month anniversary of the initial closing date. In order for the Company to trigger the mandatory purchase requirement, the Company must obtain shareholder approval as may be required by the NYSE Amex and the Company must also satisfy certain other conditions.

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), that the Company will file with the Secretary of State of the State of Nevada on or before March 26, 2012. The initial conversion price of the preferred stock is $2.04 (the “Conversion Price”), subject to anti-dilution adjustments.

The Preferred Stock will amortize in installment payments, which will be payable in common stock, subject to certain equity conditions, or, at the Company’s discretion, in cash. The dividend rate on the Preferred Stock is 5% per annum, payable quarterly in common stock, subject to certain equity conditions, or, at the Company’s discretion, in cash.

At the closing of the initial tranche, the Investors will receive warrants to purchase, in the aggregate, approximately 1,960,785 shares of common stock, which are exercisable for 42 months beginning on the closing date (including warrants to purchase approximately 980,393 shares of common stock, which were paid as additional consideration for the commitment of the initial purchasers to fund the second tranche). No additional warrants will be issued upon the consummation of the second tranche. The warrants have an initial exercise price of $2.04, and are subject to anti-dilution adjustments..

A holder of Preferred Stock or Warrants, subject to certain exceptions, will be prohibited from converting Preferred Stock or exercising Warrants for shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or up to 9.99%, as elected by such holder upon 61 days prior written notice) of the total number of shares of the Company’s common stock then issued and outstanding.

Pursuant to terms of the Offering, the Company is restricted during certain periods of time and in certain circumstances in its ability to issue securities. Also, for a period of 18 months following the Initial Closing, the Investors shall have certain participation rights.

The aggregate net proceeds to the Company, after deducting placement agent fees and other estimated offering expenses payable by the Company, are estimated to be approximately $9.35 million. The placement agent will receive a placement fee equal to 5% of the gross proceeds of the Offering. The agreement with the placement agent contains certain representations, warranties, and covenants by the Company. It also provides for indemnification by the Company of the Placement Agent in certain circumstances.

The Company has also agreed to grant to the placement agent at the Initial Closing of the Offering warrants (the “Placement Agent’s Warrants”) to purchase 392,157 shares of common stock. The Placement Agent’s Warrants shall have the same general terms as the Warrants offered in the Offering, except that the exercise price will be 120% of the exercise price in the Warrants offered in the Offering.

The foregoing description of the preferred and warrant offering is not intended to be complete and is qualified in its entirety by Exhibit 4.1, 4.2 and 10.2, which are incorporated by reference herein.

As previously reported in a current report on Form 8-K filed by the Company on January 19, 2011, the Company previously entered into a Securities Purchase Agreement, dated January 19, 2011 for the purchase and sale of common stock and warrants to purchase common stock (such Securities Purchase Agreement being the “2011 SPA” and such transaction being the “2011 Offering”). Pursuant to the terms of the 2011 SPA, the Company was not permitted to conduct the Offering without first obtaining a waiver signed by all investors from the 2011 Offering waiving Section 4(m) of the 2011 SPA relating to variable rate transactions (as defined in the 2011 SPA) (the “Waivers”). The Company has obtained such Waivers from all of the investors from the 2011 Offering.

The Form of Warrant, the Form of Certificate of Designations, the Form of Securities Purchase Agreement and the Form of Waiver are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 8.01  Other Events.

On March 21, 2012, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to Purchase Common Stock
4.2	Form of Certificate of Designations
10.1	Form of Securities Purchase Agreement
10.2	Form of Waiver
99.1	Press Release, dated March 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Date: March 21, 2012	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer